EXHIBIT 99.1

The following sets forth additional information regarding Moog's proposed acquisition of the Poly-Scientific division:

Business of Poly-Scientific

The following description of the business of the Poly-Scientific division is based upon information, which Moog believes to be accurate, obtained by Moog in the course of evaluating the acquisition of the Poly-Scientific division.

The Poly-Scientific division designs and manufactures electrical and fiber-optic slip rings, brushless D.C. motors and electromechanical actuators. Poly-Scientific is a world leader in the manufacture of slip rings. Slip rings are electromechanical devices that allow the transmission of electrical power and data across a rotating joint. Slip rings are utilized in a variety of applications including industrial and medical equipment, aircraft, spacecraft, military ground vehicles, ships, instrumentation and radar platforms. Based on the unaudited financial statements of the Poly-Scientific division, Poly-Scientific had annual sales in 2002 of approximately $132 million. Of these sales, slip rings represent approximately 42%, brushless motors approximately 39% and electromechanical actuators and other products, including optical switches and optical products, approximately 19%. In 2002, approximately 46% of sales were to military customers, 20% to commercial aviation and space customers, 16% to medical customers, 16% to industrial customers and 2% to telecommunication customers. Poly-Scientific's largest customers by revenues are Respironics Corporation, a manufacturer of sleep apnea devices, Lockheed Martin Corporation, the U.S. government and Raytheon Company.

Poly-Scientific is headquartered in Blacksburg, Virginia and has manufacturing facilities in Blacksburg (two locations aggregating approximately 60,000 square feet), Murphy, North Carolina (two locations aggregating approximately 105,000 square feet) and Springfield, Pennsylvania (one location, approximately 77,000 square feet). Poly-Scientific employs approximately 1,000 persons.

Terms of Acquisition of the Poly-Scientific Division

Under the acquisition agreement, Moog will acquire all of the assets of the Poly-Scientific division for an aggregate purchase price of $158 million in cash plus the assumption of current operating liabilities incurred in the ordinary course, which are expected to approximate $11 million at closing, and subject to post-closing adjustments for changes in working capital prior to closing. The closing of the transaction is subject to customary conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and is expected to occur on September 29, 2003. A copy of the acquisition agreement is attached as Exhibit 2.1 to the Form 8-K of which this exhibit forms a part.

As of August 31, 2003, Moog has approximately $110 million of borrowing capacity available under its revolving bank credit facility. Moog has obtained a commitment from HSBC Bank USA, Société Générale and Manufacturers and Traders Trust Company, as lenders, for a new eighteen-month unsecured term loan facility in a principal amount of up to $80 million. Moog expects to finance the acquisition of the Poly-Scientific division with additional borrowings under its existing revolving credit facility, borrowings under the new eighteen-month loan facility, or, depending on market conditions, other financing, or a combination thereof.  Moog's ability to finance the acquisition with borrowings under its existing revolving credit facility or its committed new facility is subject to the satisfaction of conditions precedent and, in the case of the new facility, the execution of definitive agreements for the facility.

Selected Summary Unaudited Historical Financial Information

The following are selected summary balance sheet and income statement items derived from the unaudited financial statements of the Poly-Scientific division for the twelve month period ended December 31, 2002 and the six month period ended June 30, 2003, which were provided to Moog by the seller. Sales for the fiscal year ended December 31, 2002 and the six months ended June 30, 2003 were $132.6 million and $67.1 million, respectively. Earnings before tax for those periods were $16.2 million and $9.0 million, respectively. As of June 30, 2003, total assets were $50.0 million and total liabilities, consisting entirely of current liabilities, were $11.0 million.

This historical selected summary information of the Poly-Scientific division is unaudited and is not necessarily indicative of results to be expected in the future. Information regarding the expected impact of the Poly-Scientific division on Moog's forecasted financial performance is set forth below.

Impact of Acquisition of the Poly-Scientific Division on Moog Outlook

Assuming the closing of the acquisition of the Poly-Scientific division occurs on September 29, 2003, Moog forecasts net sales for fiscal 2004 of between $920 million and $940 million and earnings per share for fiscal 2004 of between $3.10 and $3.30. This forecast of earnings per share reflects Moog's preliminary estimates of expense associated with the amortization of intangible assets acquired in the acquisition of the Poly-Scientific division, expense related to fair value purchase accounting adjustments principally related to inventory, and the impact of the financing of the acquisition. If actual amounts differ from these preliminary estimates, Moog's forecast of 2004 earnings per share and Moog's previously forecasted 2004 operating margins may change.

Cautionary Statement

Information included in this Form 8-K (of which this exhibit forms a part) that does not consist of historical facts, including statements accompanied by or containing words such as

"may," "will," "should," "believes," "expects," "expected," "intends," "plans," "projects," "estimates," "predicts," "potential," "outlook," "forecast," "anticipates," "presume" and "assume," are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) the risk that the acquisition of the Poly-Scientific division is not consummated or is delayed, whether because of a failure to satisfy closing conditions or otherwise; the risk that the historical unaudited financial information of the Poly-Scientific division provided by the seller to Moog, including the financial information presented in this report, is inaccurate or incomplete; uncertainty relating to the structure, terms, availability and consummation of the financing for the acquisition; uncertainty relating to the allocation of the purchase price to the Poly-Scientific division assets, the amortization of intangible assets resulting from that allocation and the impact of fair value purchase accounting adjustments; the risk of increased leverage and debt service requirements as a result of the incurrence of additional indebtedness to finance the Poly-Scientific division acquisition or to operate the division after the acquisition; the risk that Moog will assume unknown liabilities in connection with the acquisition of the Poly-Scientific division and that indemnification from the seller for those liabilities will be limited or unavailable; the risk that a write down of the goodwill associated with the acquisition of the Poly-Scientific division could adversely affect Moog's operating results and net worth and cause it to violate covenants in its credit agreements; the risk that the Poly-Scientific business will not be successfully integrated on a timely basis or at all, including the risk that Poly-Scientific's customers, suppliers and key employee relationships are not preserved, or that the cost of the integration will be significant, (ii) fluctuations in general business cycles and demand for capital goods, (iii) Moog's dependence on government contracts, that may not be fully funded or may be terminated, (iv) Moog's dependence on certain major customers, such as The Boeing Company, for a significant percentage of its sales, (v) Moog's dependence on the commercial aircraft industry which is highly cyclical and sensitive to fuel price increases, labor disputes, and economic conditions, (vi) the possibility that advances in technology could reduce the demand for certain of Moog's products, specifically hydraulic-based motion controls, (vii) intense competition which may require Moog to compete by lowering prices or by offering more favorable terms of sale, (viii) Moog's significant indebtedness, which will increase substantially as a result of the acquisition of the Poly-Scientific division, and which could limit its operational and financial flexibility, (ix) higher pension costs and increased cash funding requirements which could occur in future years if future actual plan results differ from assumptions used for Moog's defined benefit plans, including returns on plan assets and interest rates, (x) a write-off of all or part of Moog's goodwill which could adversely affect Moog's operating results and net worth and cause it to violate covenants in its bank agreements, (xi) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event Moog does not comply with regulations relating to defense industry contracting, (xii) the potential for cost overruns on development jobs and fixed-price contracts and the risk that actual results may differ from estimates used in contract accounting, (xiii) Moog's ability to successfully identify and consummate acquisitions and integrate the acquired businesses, (xiv)

the possibility of a catastrophic loss of one or more of Moog's manufacturing facilities, (xv) the impact of product liability claims related to Moog's products used in applications where failure can result in significant property damage, injury or death, (xvi) foreign currency fluctuations in those countries in which Moog does business and other risks associated with international operations, and (xvii) the cost of compliance with environmental laws. The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made in this Form 8-K. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Moog disclaims any obligation to update the forward-looking statements made in this Form 8-K.